EXHIBIT 23(b)

INDEPENDENT AUDITORS’ CONSENT

Catalina Lighting, Inc.

We consent to the incorporation by reference in Registration Statement Nos. 33-23900, 33-33292, 33-62378, 33-94016, and 333-86022 of Catalina Lighting, Inc. on Forms S-8 of our report dated December 14, 2001 appearing in this Annual Report on Form 10-K of Catalina Lighting, Inc. for the year ended September 30, 2003.

/s/ DELOITTE & TOUCHE LLP
Miami, Florida	Certified Public Accountants
December 19, 2003